UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 13, 2015

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36151	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

As previously disclosed, on January 2, 2015 Cubist Pharmaceuticals, Inc. (the “Company”) issued a notice to holders of contingent value rights (the “CVRs”) issued by the Company pursuant to a Contingent Value Rights Agreement dated October 24, 2013 that the Company intends to purchase and cancel (the “Failure Purchase”) all outstanding CVRs on February 2, 2015.

In connection with the Failure Purchase, on January 13, 2015, the Company provided notice to the NASDAQ Stock Market, LLC and issued a press release announcing that it intends to file a Form 25 on January 23, 2015 to voluntarily delist the CVRs from the NASDAQ Global Select Market, where the CVRs are currently traded under the symbol “CBSTZ”.  The Form 25 will become effective with respect to the delisting on February 2, 2015, contemporaneously with the Failure Purchase.  By filing the Form 25, the Company will also begin the process of removing the CVRs from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The Company’s press release announcing the delisting of the CVRs from the NASDAQ Global Select Market is filed herewith as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Executive Vice President, Chief Legal and Administrative Officer

Date: January 13, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 13, 2015